Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Achilles Therapeutics plc:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Reading, United Kingdom

March 1, 2021